Exhibit (16)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of R. Jay Gerken, Frances M. Guggino, Robert I. Frenkel, Thomas C. Mandia and Harris C. Goldblat with full power to act without the other, as his or her agent and attorney-in-fact for the purpose of executing in his or her name, in his or her capacity as a Trustee of Legg Mason Partners Income Trust (the “Trust”) registration statements on Form N-14 (including amendments thereto), with respect to Legg Mason Partners High Income Fund, a series of the Trust, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

All past acts of an attorney-in-fact in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

This power of attorney shall be valid from the date hereof until revoked by me.

WITNESS our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and as of the dates indicated.

/s/ R. Jay Gerken	Trustee and Chairman of the Board	July 7, 2008
R. Jay Gerken

/s/ Elliott J. Berv	Trustee	July 3, 2008
Elliott J. Berv

/s/ A. Benton Cocanougher	Trustee	July 7, 2008
A. Benton Cocanougher

/s/ Jane F. Dasher	Trustee	July 2, 2008
Jane F. Dasher

/s/ Mark T. Finn	Trustee	July 2, 2008
Mark T. Finn

/s/ Rainer Greeven	Trustee	July 7, 2008
Rainer Greeven

/s/ Stephen R. Gross	Trustee	July 7, 2008
Stephen R. Gross

/s/ Richard E. Hanson, Jr.	Trustee	July 3, 2008
Richard E. Hanson, Jr.

/s/ Diana R. Harrington	Trustee	July 2, 2008
Diana R. Harrington

/s/ Susan M. Heilbron	Trustee	July 2, 2008
Susan M. Heilbron

/s/ Susan B. Kerley	Trustee	July 3, 2008
Susan B. Kerley

/s/ Alan G. Merten	Trustee	July 7, 2008
Alan G. Merten

/s/ R. Richardson Pettit	Trustee	July 7, 2008
R. Richardson Pettit